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                                                                    EXHIBIT 23.2

                       CONSENT OF PRICE WATERHOUSE LLP


We hereby consent to the use in the Proposectus constituting part of this Post Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-4877) of the AMF Group Inc. of our report dated June 28, 1996, relating to the combined financial statements of AMF Bowling Group. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

Norfolk, Virginia
April 29, 1997